UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 17, 2004

                          CENTURY PROPERTIES FUND XX
            (Exact name of Registrant as specified in its charter)


            California                0-13408                 94-2930770
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation         File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events.

On August 17, 2004 Century Properties Fund XX ("CPF") was sued, along with CPF's managing general partner, Fox Capital Management Corporation, and general partner, Fox Partners III. The suit was brought in the Supreme Court of the State of New York, New York County by J.P. Morgan Trust Company, N.A., ("Trustee") formerly Chase Manhattan Bank & Trust Company, N.A., as Trustee under the Trust Indenture dated as of February 22, 1984. The Trustee alleges claims of breach of contract, money had and received, and unjust enrichment based on defendants' alleged breaches of their obligations under a Forbearance Agreement dated as of November 3, 1999. The Trustee seeks the payment of certain funds that it contends were improperly withheld or misappropriated under the Forbearance Agreement. In its breach of contract claim, the Trustee claims that it is entitled to $541,776 plus interest, which is comprised of management fees paid to Fox Partners III and outstanding reserves allegedly due to the Trustee. CPF will vigorously defend the litigation. At this time it is premature to determine whether the litigation will have a material adverse effect on CPF.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CENTURY PROPERTIES FUND XX
                                (a California Limited Partnership)


                                By: Fox Partners III
                                    General Partner


                                By: Fox Capital Management Corporation
                                    Managing General Partner

                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                              Date: September 23, 2004